UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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OVERSEAS PARTNERS LTD.

(Name of Registrant as Specified In Its Charter)

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OVERSEAS PARTNERS LTD.

Cumberland House

1 Victoria Street

Hamilton, Bermuda, HM GX

NOTICE OF ANNUAL GENERAL MEETING OF SHAREOWNERS

TO BE HELD ON AUGUST 8, 2005

To our Shareowners:

The Annual General Meeting of Shareowners of Overseas Partners Ltd. (“OPL” or the “Company”), a Bermuda company, will be held at the Fairmont Hamilton Princess Hotel, Front Street, Hamilton, Bermuda, on August 8, 2005 at 9:00 A.M., for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual General Meeting of shareowners;

2.	To ratify the appointment of Deloitte & Touche, Chartered Accountants, as independent auditors of OPL for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on May 31, 2005 as the record date for the determination of shareowners entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Mark R. Bridges

Assistant Secretary

Hamilton, Bermuda

July 1, 2005

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOUR SHARES ARE HELD IN CUSTODY BY WACHOVIA BANK N.A., KINDLY SIGN AND RETURN THE ENCLOSED LETTER OF INSTRUCTION TO ASSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

OVERSEAS PARTNERS LTD.

Cumberland House

One Victoria Street

Hamilton HM GX, Bermuda

PROXY STATEMENT FOR

2005 ANNUAL GENERAL MEETING OF SHAREOWNERS

July 1, 2005

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Overseas Partners Ltd., a Bermuda company (“OPL” or the “Company”), for the Annual General Meeting of Shareowners (the “Meeting”) to be held on August 8, 2005 at the Fairmont Hamilton Princess Hotel, Front Street, Hamilton, Bermuda. This proxy statement and the proxy are being mailed on or about July 1, 2005 to persons who are shareowners of record on May 31, 2005. In addition to solicitation by mail, proxies may be personally solicited at the direction of OPL’s officers. The expense of this proxy solicitation will be paid by OPL.

Only shareowners of record at the close of business on May 31, 2005 will be entitled to vote at the Meeting. At the close of business on May 31, 2005, there were 118,769,846 shares of Common Stock, $0.10 par value (“Common Stock”), outstanding and entitled to vote at the Meeting. Holders of Common Stock are entitled to one vote per share on all matters voted on by shareowners, except that under OPL’s Bye-laws, the voting rights of any shareowner (other than certain shareowners set forth in OPL’s Bye-laws) who beneficially own more than 10 percent of the voting stock would be limited so that such shareowner may only cast one one-hundredth of a vote for each share owned in excess of 10 percent. No dissenters’ rights are applicable to the matters being voted upon.

It is intended that all shares of Common Stock represented by properly executed proxies, unless otherwise specified on the proxy, will be voted FOR the election of the persons nominated by the Board to be directors and FOR ratification of the appointment of Deloitte & Touche as independent auditors. A shareowner has the right to revoke his or her proxy by sending written notice of revocation to the Secretary of OPL provided the notice is received by the Company no later than August 3, 2005, or by submitting a subsequent proxy that is received by the Company no later than August 3, 2005, or by voting in person at the Meeting.

Saul & Co., nominee for Wachovia Bank N.A. (“Wachovia”), P.O. Box 41784, Philadelphia, PA 19101-1784 is the record owner of 99,708,342 shares, constituting 84% of OPL’s outstanding Common Stock as of May 31, 2005. These shares are held by Wachovia as custodian for shareowners who have elected not to have their shares registered in their name. Wachovia will forward this notice of meeting and proxy statement to these beneficial owners.

Owners of Common Stock held by Wachovia as custodian may direct the voting of their shares by executing and returning to Wachovia before August 3, 2005, the Letter of Instruction that they receive along with this notice of meeting and proxy statement. Shares for which no instructions are timely received will be voted by Wachovia. Wachovia has advised OPL that it intends to vote such shares FOR the election of the persons nominated by the Board to be directors and FOR ratification of the appointment of Deloitte & Touche as independent auditors.

As used in this Proxy Statement, “dollars” and “$” refer to United States dollars.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring shareowners’ action. Proposal No. 1 requests the election of six directors to our Board of Directors. Proposal No. 2 requests the ratification of the appointment of the Company’s independent auditors. Both proposals are discussed in the pages that follow.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees For Election as Directors

A Board of six directors will be elected at the Meeting. The Nominating Committee of our Board has recommended, and our Board has nominated, all of the current directors for re-election to the Board. The directors elected at the Meeting will serve until the next Annual General Meeting and until the election and qualification of their successors, or until their appointment is terminated in accordance with OPL’s Bye-laws.

All of the nominees have consented to serve if elected, but if any nominee becomes unable or unwilling, proxies may be voted for the election of a substitute nominee or the Board may elect to reduce the number of directors to be elected at the Meeting and to fill any resulting vacancies on the Board subsequent to the Meeting. In accordance with Bermuda law, a quorum of directors is ordinarily resident in Bermuda. OPL Bye-laws provide that two directors shall constitute a quorum.

Set forth below is certain biographical information concerning each of the nominees for election as director.

Mark R. Bridges	Age 45	Director since 2002

Mr. Bridges was appointed President and Chief Executive Officer of OPL effective April 15, 2002. He has also served as Chief Financial Officer and Treasurer of OPL since May 1998. He also serves as a Director of all OPL subsidiaries and as President and Chief Executive Officer of Overseas Partners Re Ltd (“OPRe”) since April 15, 2005. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

Robert J. Clanin	Age 61	Director since 1994

Mr. Clanin served as Senior Vice President, Treasurer and Chief Financial Officer of UPS from 1994 until his retirement on January 8, 2001. Mr. Clanin also served on the UPS Management Committee and on the UPS Board of Directors. He also serves as a director of Caraustar Industries Inc, which produces recycled packaging, CP Ships Limited, which is one of the world’s largest container shipping companies, John H. Harland Co., a financial services company and Serologicals Corporation, a biotechnology company.

Mark B. Cloutier	Age 49	Director since 2002

Mr. Cloutier served as President and Chief Executive Officer of OPRe from May 2002 until his employment terminated on April 14, 2005. Mr. Cloutier also served as Executive Vice President and Chief Claims Officer of OPRe. Mr. Cloutier is presently employed by Quanta Capital Holdings Ltd. (“Quanta”) as Chief Claims Officer and President of Quanta Technical Services, LLC. Quanta, through its subsidiaries, provides specialty reinsurance and risk consulting services. Prior to joining OPL, Mr. Cloutier held senior management positions at E.W. Blanch Holdings, Inc. from 1999 until 2000 and TIG Holdings from 1995 until 1999.

D. Scott Davis	Age 53	Director since 1999

Mr. Davis served as President and as Chief Executive Officer of OPL from January 7, 1999 until his resignations on January 4, 2000 and March 30, 2000, respectively. After his resignation as Chief Executive Officer, Mr. Davis served as Vice President of Finance for UPS and on January 8, 2001 was appointed Senior Vice President, Treasurer and Chief Financial Officer. Mr. Davis also serves as a member of the UPS Management Committee, which oversees the day-to-day management of UPS. Mr. Davis serves on the Finance Committee of the Georgia Council on Economic Education.

Joseph M. Pyne	Age 57	Director since 1995

From 1999 until his retirement in March 2004 Mr. Pyne directed the supply chain group of companies for UPS. Mr. Pyne also served as a member of the UPS Management Committee. Mr. Pyne is a member of the Council of Logistics Management and is also a member of the Board of Trustees for the UPS Foundation.

Cyril E. Rance	Age 70	Director since 1995

Mr. Rance was President and Chief Executive Officer of a large Bermuda insurer until his retirement in 1990. He has more than 40 years experience in all aspects of the insurance industry. He is a director of XL Capital Ltd., and of several other international companies registered in Bermuda.

Meetings and Committees of the Board of Directors

The Board of Directors held four meetings during 2004. Each director attended at least 75% of the meetings of the Board and any committees of which he was a member.

Although the Company does not have a policy with regard to attendance by members of the Board of Directors at our annual meeting of shareowners, it is customary for all members of the Board of Directors to attend. In practice, the Company schedules a regular Board of Directors meeting on the same day as its annual meeting of shareowners, which facilitates director attendance at the shareholder’s meeting. All but one director attended the annual meeting of shareowners held on August 8, 2004.

The Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee.

Executive Committee

Messrs. Davis, Clanin and Bridges, with Mr. Clanin as Chairman, are the Executive Committee. This Committee has been authorized by OPL’s Board of Directors to exercise all of the powers of the Board except those acts that by law must be performed by the Board itself. The Executive Committee did not meet during 2004.

Audit Committee

Messrs. Pyne, Clanin and Rance, with Mr. Pyne as Chairman, are the members of the Audit Committee. The Audit Committee meets periodically with management, independent auditors, appropriate financial personnel and the Director of Internal Audit to consider the adequacy of the internal controls and the objectivity of financial reporting. Both the internal auditors and the independent auditors have unrestricted access to the Audit Committee. During 2004, the Chief Executive Officer periodically sat in meetings of this Committee but did not participate in discussions on audit matters or in private sessions with internal or external audit personnel. The Audit Committee appoints the independent auditors, subject to shareowner ratification. The Audit Committee met four times during 2004.

Independence of Audit Committee Members

The members of the Audit Committee for 2004 were Messrs. Pyne, Rance and Clanin. The Company’s Board of Directors has affirmatively determined that each of Messrs. Pyne, Rance and Clanin do not have a ‘material relationship’ with OPL (other than by reason of being a director) and that all members of the Audit Committee are “independent” as that term is defined in the New York Stock Exchange (“NYSE”) rules.

Audit Committee Financial Experts

The Board of Directors has determined that the Company has at least one audit committee financial expert, Robert J. Clanin, serving on its audit committee.

Compensation Committee

Messrs. Rance, Clanin and Davis, with Mr. Rance as Chairman, are the members of the Compensation Committee. The Compensation Committee is responsible: (i) for recommending to the Board of Directors the appropriate compensation of outside directors; (ii) for determining the compensation of the Chief Executive Officer; and (iii) for approving the compensation of the other officers of OPL and its subsidiaries upon the recommendation of the Chief Executive Officer. The Compensation Committee met twice during 2004.

Nominating Committee

Messrs. Clanin, Davis and Rance, with Mr. Clanin as Chairman, are the members of the Nominating Committee. The Nominating Committee recommends to the Board individuals qualified to serve as director and on committees of the Board and advises the Board with respect to Board composition. The Nominating Committee does not have a charter, and no specific minimum qualifications for director nominees have been established. However, in selecting the nominees for election to the Board, the Nominating Committee considers all factors that it deems to be relevant, including a candidate’s experience, knowledge, skill, expertise, integrity, commitment, understanding of the Company’s business and ability to make independent analytical inquiries.

The Nominating Committee and the Board will consider nominees recommended by shareowners, but have no obligation to recommend such candidates. Shareowners may submit their recommendations in writing to the attention of the Secretary at the following address: Overseas Partners Ltd, Cumberland House, P.O. Box 1581, 1 Victoria Street, Hamilton, HM GX, Bermuda. The Nominating Committee will consider nominations for the 2006 Annual General Meeting (the “2006 Meeting”) if they are received by OPL not more than 60 days and not less than 30 days in advance of the 2006 Meeting. However, in the event that the Company gives shareowners less than 40 days’ notice of the date of the 2006 Meeting, nominations by a shareowner, to be timely, must be received not later than the close of business on the tenth day following the date that notice of the 2006 Meeting is mailed, or public disclosure is made, whichever occurs first. Submissions must include full name of proposed nominee, biographical information, description of the proposed nominee’s qualifications as a director, and written consent of the proposed nominee to be named as nominee and to serve as a director if elected. The Nominating Committee will evaluate shareowner candidates using the same criteria as candidates recommended by the Nominating Committee.

Messrs. Clanin, Davis and Rance are “independent” directors as that term is defined in the NYSE rules.

The Nominating Committee met once during 2004.

Compensation of Directors

Directors who are employees of OPL receive no additional compensation for their service as directors or as members of committees appointed by the Board of Directors. Other directors receive an annual retainer award of $40,000. Members of the Audit, Compensation and Nominating Committees who are not employees of OPL receive an additional fee of $1,250 for each Committee meeting they attend. In 2004 Mr. Rance also received $1,250 per quarter for his attendance, on behalf of the Audit Committee, at additional meetings with management.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of the following members: Cyril E. Rance (Chairman), D. Scott Davis and Robert J. Clanin. Two members of the Compensation Committee of the Board of Directors of OPL were officers of OPL. Robert J. Clanin served as Vice President of OPL from 1990 until 1994, and D. Scott Davis served as President and Chief Executive Officer of OPL from January 1999 until March 2000.

Certain Business Relationships

Common Relationships With UPS

OPL was organized under Bermuda law in June 1983 by UPS. On December 31, 1983, prior to commencing operations, OPL was spun off when UPS paid a special dividend to its shareowners of one share of Common Stock for each share of UPS Common Stock outstanding as of November 18, 1983, resulting in the distribution of approximately 97% of OPL’s outstanding Common Stock.

Two members of OPL’s Board of Directors served as officers of UPS during 2004. Mr. Joseph M. Pyne served as Senior Vice President—Corporate Marketing of UPS until his retirement on March 31, 2004 and Mr. D. Scott Davis serves as Vice President, Treasurer and Chief Financial Officer of UPS. OPL does not have any formal conflict resolution procedures.

The Board of Directors recommends that Shareowners

vote FOR the election of the Nominees Named

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

The Audit Committee annually appoints the independent auditors. The Audit Committee recommends that shareowners ratify the appointment of Deloitte & Touche, Chartered Accountants, as independent auditors, to audit the consolidated financial statements of OPL for the year ending December 31, 2005 and to prepare a report on such audit. A representative of Deloitte & Touche will not be present at the Annual General Meeting.

Audit Fees

The aggregate fees, including expenses reimbursed, billed or expected to be billed by Deloitte & Touche for professional services rendered for the audit of the Company’s annual consolidated financial statements and examination of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended December 31, 2004 and December 31, 2003 were $404,529 and $390,980 respectively.

Audit Related Fees

The aggregate fees, including expenses reimbursed, billed or expected to be billed by Deloitte & Touche for audit related services rendered to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 were $14,525 and $nil respectively. The fees for the year ended December 31, 2004 related to an agreed upon procedures engagement.

Tax Fees

The aggregate fees billed, or expected to be billed, by Deloitte & Touche for professional services rendered to the Company for tax compliance, tax advice and tax planning, for the years ended December 31, 2004 and December 31, 2003 were $544,638 and $254,668, respectively. The fees for the year ended December 31, 2004 primarily related to assistance on tax matters relating to the planned liquidation and also included federal and state income tax return assistance and assistance with tax audits. The fees for the year ended December 31, 2003 primarily related to federal and state income tax return assistance and assistance with tax audits.

All Other Fees

The aggregate fees billed, or expected to be billed, by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees”, “Audit Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2004 and December 31, 2003 were $8,700 and $5,000 respectively. The fees for the year ended December 31, 2004 were primarily related to assistance with the examination of OPUS Re by the Delaware Department of Insurance. The fees for the year ended December 31, 2003 were primarily for time spent providing information to potential purchasers of OPUS Re related to audit services performed.

General

In considering the nature of the tax compliance and other non-audit services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in 2004 were pre-approved in accordance with the pre-approval policy disclosed in the Company’s Charter of the Audit Committee of the Board of Directors. These policies state that the Audit Committee must pre-approve all audit and permissible non-audit services performed for the Company by the independent auditors.

The Board of Directors recommends that Shareowners vote FOR the ratification of the appointment of Deloitte & Touche as Independent Auditors for the year ended December 31, 2005.

OTHER BUSINESS

The Board is not aware of any business to be conducted at the Meeting other than the proposals described in this Proxy Statement. However, should any other matters requiring a vote of the shareowners arise, the proxies named in the accompanying proxy or Letter of Instruction will vote in accordance with their best judgment.

MANAGEMENT

Listed below is certain information relating to certain executive officers of OPL.

Executive Officers

Name	Age	Officers
Mark R. Bridges	45	President, Chief Executive Officer and Chief Financial Officer

Mark B. Cloutier	49	Chief Claims Officer, President and Chief Executive Officer of OPRe

Lynda A. Davidson Leader	46	Senior Vice President, Director of Operations and Shareowner Relations

D. Campbell McBeath	49	Senior Vice President, Treasury and Investments

Caroline M. Komposch	33	Senior Vice President, Cedant Management

Executive Officer Biographical Information

For biographical information on Mr. Bridges and Mr. Cloutier, see above section on “Directors”.

Ms. Davidson Leader joined OPL as Finance Manager in February 2000. In March 2002 she was promoted to Senior Vice President, Director of Operations and Shareowner Relations. Prior to joining OPL, Ms. Davidson Leader spent 14 years working in captive insurance management for Marsh & McLennan in Bermuda. She is a member of the Institute of Chartered Accountants in England and Wales.

Mr. McBeath joined OPL as Treasury Manager in December 1997. In March 2001, he was promoted to Senior Vice President, Treasury and Investments. Prior to joining OPL, Mr. McBeath was Managing Director of a Bermuda deposit company and has 23 years experience in the financial services industries in Bermuda and the United Kingdom. Mr. McBeath’s employment with the Company terminated May 27, 2005 pursuant to the terms of his employment contract.

Ms. Komposch joined OPL in August 1998 as a reinsurance accountant. In August 2001 she was promoted to Vice President, Reinsurance Accounting and was promoted to Senior Vice President, Cedant Management in March 2003. She is a Member of the Institute of Chartered Accountants of Bermuda.

Ms. Komposch’s employment with the Company terminated March 31, 2005 pursuant to the terms of her employment contract.

The officers of OPL serve at the pleasure of the Board of Directors.

Stock Ownership of Certain Beneficial Owners and Management

Set forth below is information relating to the beneficial ownership of OPL Common Stock by (i) each director, (ii) the Chief Executive Officer and the other Named Executive Officers (as defined herein) and (iii) all directors and executive officers as a group. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise indicated.

No individual or group known to the Company beneficially owns more than five percent of the outstanding shares of OPL Common Stock.

Name	Common Stock Held as of May 31, 2005 (1)
	Shares Beneficially Owned (2)	Additional Shares in which the Individual has, or Participates in, the Voting or Investment Power (3)	Total Shares and Percent of Class
Mark R. Bridges Cumberland House One Victoria Street P.O. Box 1581 Hamilton, HM GX, Bermuda	164,494 (includes 70,352 unexercised stock options)	—	164,494 (0.14%)
Robert J. Clanin 55 Glenlake Parkway NE Atlanta, GA 30328	44,075 (includes 6,204 unexercised stock options)	5,382,167	5,426,242 (4.57%)
Mark B. Cloutier Cumberland House One Victoria Street P.O. Box 1581 Hamilton, HM GX, Bermuda	53,381 (includes 48,855 unexercised stock options)	—	53,381 (0.04%)
Lynda A. Davidson Leader Cumberland House One Victoria Street Hamilton, HM GX, Bermuda	9,484 (includes 6,500 unexercised stock options)	—	9,484 (0.01%)
D. Scott Davis 55 Glenlake Parkway NE Atlanta, GA 30328	23,995 (includes 6,204 unexercised stock options)	—	23,995 (0.02%)
D. Campbell McBeath Cumberland House One Victoria Street Hamilton, HM GX, Bermuda	21,992 (includes 13,500 unexercised stock options)	—	21,992 (0.02%)

Name	Common Stock Held as of May 31, 2005 (1)
	Shares Beneficially Owned (2)	Additional Shares in which the Individual has, or Participates in, the Voting or Investment Power (3)	Total Shares and Percent of Class
Joseph M. Pyne 55 Glenlake Parkway NE Atlanta, GA 30328	30,181 (includes 6,204 unexercised stock options)	—	30,181 (0.03%)
Cyril E. Rance Blue Anchorage No. 6 Agars Hill—Point Shares Pembroke, HM 05, Bermuda	8,204 (includes 6,204 unexercised stock options)	—	8,204 (0.01%)
Caroline M. Komposch Cumberland House One Victoria Street Hamilton, HM GX, Bermuda	2,076	—	2,076 (0.00%)
All directors and executive officers as a group (9 persons) (4)	357,882	5,382,167	5,740,049 (4.83%)

(1)	These holdings are calculated in accordance with regulations of the SEC requiring the disclosure of shares as to which directors and officers hold voting or dispositive power, notwithstanding the fact that they are held in a fiduciary, rather than a personal, capacity and that the power is shared among a number of fiduciaries including, in several cases, corporate trustees, directors or other persons who are neither officers nor directors of OPL.
(2)	The amounts shown in this column include an aggregate of 15,779 shares owned by or held in trust for members of the families of Mr. Clanin and Mr. Davis as to which they disclaim beneficial ownership. The amounts shown in this column include unexercised stock options held by the Named Executive Officers that are exercisable within 60 days of May 31, 2005. As a result of OPL’s book value being significantly less than the exercise price it is unlikely that the unexercised stock options will be exercised.
(3)	None of the directors, nominees, other officers or members of their families, have any ownership rights in the shares listed in this column. Of the shares 5,045,005 are owned by a charitable foundation on whose Board of Trustees Mr. Clanin and other persons serve and 337,162 shares are held by a charitable foundation of which Mr. Clanin and other persons are trustees.
(4)	All directors and officers as a group are totaled as of May 31, 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

The following sets forth information about our equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for issuance (1)
Equity compensation plans approved by shareholders	213,521	$14.50	4,664,378

Equity compensation plans not approved by shareholders	—	—	—

Total	213,521	$14.50	4,664,378

(1)	Other than securities to be issued upon exercise of outstanding options.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been filed, and written representation that no other forms are required, except as described below, OPL believes that all filing requirements applicable to its officers and directors have been complied with. There are no beneficial owners known to the Company that own more than 10% percent of the outstanding shares of the Company’s Common Stock.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation paid or accrued by OPL and its subsidiaries, to or on behalf of the following executive officers (collectively the “Named Executive Officers”) in all capacities in which they served for the years ended December 31, 2004, 2003 and 2002:

Name and Principal Position	Year	Annual Compensation						All Other Compensation (8)
		Salary		Bonus (6)		Other Annual Compensation (7)
Mark R. Bridges (1) President, Chief Executive Officer and Chief Financial Officer	2004 2003 2002	$ $ $	395,833 370,833 341,667	$ $ $	562,500 437,500 375,000	$ $ $	162,000 156,000 150,000	$ $ $	47,917 40,417 35,833

Mark B. Cloutier (2) President and Chief Executive Officer, OPRe	2004 2003 2002	$ $ $	331,667 312,500 291,665	$ $ $	472,500 375,000 237,500	$ $ $	138,000 132,000 126,000	$ $ $	41,251 36,852 258,000

Lynda A. Davidson Leader (3) SVP Director of Operations	2004 2003 2002	$ $ $	136,583 130,833 119,166	$ $ $	86,000 82,000 48,000	$ $ $	72,000 72,000 64,000	$ $ $	11,129 10,641 8,358

D. Campbell McBeath (4) SVP Treasury and Investments	2004 2003 2002	$ $ $	135,583 129,900 122,833	$ $ $	86,000 77,000 62,900	$ $ $	72,000 72,000 70,000	$ $ $	11,079 10,345 9,289

Caroline M. Komposch (5) SVP Cedant Management	2004 2003	$ $	126,167 120,033	$ $	82,000 63,000	$ $	72,000 66,667	$ $	10,408 9,152

(1)	Mr. Bridges was appointed President & Chief Executive Officer effective April 15, 2002. Prior to that he was Executive Vice President and Chief Financial Officer.
(2)	Mr. Cloutier commenced employment with OPRe as Executive Vice President and Chief Claims Officer of OPRe. On April 15, 2002 Mr. Cloutier was appointed President & Chief Executive Officer of OPRe and his position terminated effective April 14, 2005.
(3)	Ms. Davidson Leader was appointed to the position of Senior Vice President, Director of Operations, effective March 1, 2002. Amounts shown for 2002 are in respect of the year ended December 31, 2002.
(4)	Mr. McBeath’s position with the Company terminated effective May 27, 2005 pursuant to his employment contract.
(5)	Ms. Komposch was appointed to the position of Senior Vice President, Cedant Management, effective March 1, 2003 and her position terminated March 31, 2005. Amounts shown for 2003 are in respect of the year ended December 31, 2003.
(6)	Amounts shown for 2004 reflect awards determined and paid in 2004 in relation to 2003 performance.
(7)	Other annual compensation consists of housing allowances.
(8)	“All Other Compensation” payments for 2004 include contributions in respect of OPL’s pension plan and the 401(k) and 401(a) plans. Amounts shown for 2004 also include reimbursement of contributions to individual medical and pension plans to Mr. Cloutier following the termination of similar Company benefit plans. Payments made in 2002 include a re-signing bonus for Mr. Cloutier of $250,000 in connection with the issuance of a replacement employment contract effective April 15, 2002. None of the Named Executive Officers received fees as a director or committee member.

Stock Option / SAR Grants in 2004

There were no stock option grants or SAR grants during 2004.

Stock Options and Stock Appreciation Rights Exercises and Holdings

No Stock Options or SARs were exercised by any Named Executive Officers during 2004. There are no remaining unexercised SARs. The following table contains information on unexercised stock options held by the Named Executive Officers on December 31, 2004.

Aggregated Stock Option Value at December 31, 2004

Name	Number of Unexercised Options		Value of Unexercised Options (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Bridges	70,352	—	$0	$—
Mark B. Cloutier	48,855	—	$0	$—
Lynda A. Davidson Leader	6,500	—	$0	$—
D. Campbell McBeath	13,500	—	$0	$—
Caroline M. Komposch	6,750	—	$0	$—

(1)	Based on the book value per share of OPL Common Stock as of December 31, 2004 minus the exercise price of OPL Common Stock at the time of grant of the Stock Option. As a result of OPL’s decision to place its operations into runoff, it is unlikely that the unexercised Stock Options will have any value in the future.

Employment Contracts and Termination of Employment Arrangements

This section discusses the employment contracts and termination agreements for the Chief Executive Officer and those other Named Executive Officers that have employment contracts.

In the employment contracts and termination agreements of each of the Named Executive Officers, “Good Reason” means (a) the sale or other disposition by the Company of all or substantially all of its reinsurance operations, (b) the change in control of the Company through the acquisition of any interest in any shares, if, upon completion of such acquisition the third party, together with persons acting in concert with the third party, would hold more than 50% of the Common Share Capital of the Company, (c) repeated violations by the Company of its obligations under the employment contracts, (d) without the executive’s consent, the Company reduces the executive’s current base salary, reduces the executive’s then current target total annual compensation, reduces the executive’s housing allowance, or reduces any of the benefits provided to the executive, (e) a diminution in the executive’s duties or responsibilities or the assignment to the executive of any duties inconsistent in any adverse respect with the executive’s then current duties and responsibilities or (f) the work permit of the executive is terminated by the Government of Bermuda.

In the employment contracts and termination agreements of each of the Named Executive Officers, “Cause” means (a) an act or acts of personal dishonesty taken by the executive and intended to result in the material personal enrichment of the executive at the expense of the Company and its Associated Companies, excluding for this purpose any isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the executive in a reasonable period of time after receipt of reasonably prompt written notice thereof from the Company, (b) repeated violations by the executive of his or her obligations under his or her employment agreement which are demonstrably willful and deliberate and which are not remedied in a reasonable period of time by the executive after receipt of reasonably prompt written notice thereof from the Company, or (c) the executive’s conviction of a felony involving moral turpitude.

Effective January 1, 2000, the Company entered into an Employment Agreement with Mark R. Bridges that provided that he serve as Executive Vice President and Chief Financial Officer of the Company. That agreement was replaced following the Board of Directors’ February 13, 2002 announcement of its decision to put OPL’s operations into runoff. The replacement contract provided that he serve as President and Chief Executive Officer of the Company, effective April 15, 2002. The agreement set his annual base salary effective March 1, 2002 at $350,000 (subject to annual review), set his target annual incentive at 100% (subject to a minimum of 50% and a maximum of 150%) of base salary for 2002 and subsequent years (subject to annual review), and provided for the terms of payment of salary and benefits in the event of his death or disability, termination or a Change in Control (as defined in the agreement).

Mr. Bridges was also provided the right to participate in the Company’s pension plan and a monthly housing allowance of $12,500 subject to increase by $500 per month on each subsequent January 1, as well as certain additional benefits which are provided to all employees generally.

In addition, Mr. Bridges was entitled to a bonus payable as of the earliest of (i) April 15, 2005, (ii) a Change of Control, (iii) the executive’s termination without Cause or (iv) the executive’s termination of employment for Good Reason. This bonus of $3,250,000 was paid on April 15, 2005. The final amount of the bonus payable under the agreement was determined at the sole discretion of the Compensation Committee in accordance with the provisions of the Overseas Partners Ltd. Retention and Incentive Award Plan.

The scheduled termination date for this agreement was April 14, 2005. If Mr. Bridges’ employment is terminated by OPL without Cause or by Mr. Bridges with Good Reason during the term of the agreement or if the agreement is not extended by the Company upon the expiration of the initial Term of Appointment, he is entitled to receive in addition to accrued salary and benefits, a severance benefit equal to: 1) two times his i) annual base salary and ii) target annual incentive amount, 2) the pro rata target annual incentive amount for the year of termination, and 3) the monthly housing allowance and medical benefits for twenty-four months after termination, which shall cease if he obtains full-time employment or resides outside of Bermuda. Mr. Bridges will also be entitled in these circumstances (within 45 days) to exercise a put option, requesting that OPL purchase his shares at current book value.

On March 7, 2005 Mr. Bridges employment was extended to March 31, 2006 on substantially equivalent terms. The employment agreement, which can be extended by mutual consent, provides the executive with an annual base salary of $450,000 and an annual housing allowance of $168,000. The annual incentive bonus and severance benefits remain the same as the expiring contract outlined above. The severance benefits become due upon the executive’s termination of employment. In addition, Mr. Bridges shall be entitled to a retention bonus of $833,000, payable upon the earliest of (i) March 31, 2006 and (ii) the executive’s termination without Cause. No retention bonus will be paid if Mr. Bridges’ employment is terminated for Cause or if he voluntarily terminates his employment.

Effective November 14, 2000, the Company entered into an Employment Agreement with Mark B. Cloutier, which provided that he serve as Executive Vice President and Chief Claims Officer of OPRe. Following the Board of Directors February 13, 2002 announcement of its decision to put OPL’s operations into runoff, Mr. Cloutier and the Company signed a replacement contract that provided that he serve as President and Chief Executive Officer of Overseas Partners Re Ltd, effective April 15, 2002. The contract set his annual base salary effective March 1, 2002 at $300,000 (subject to annual review), set his target annual incentive at 100% (subject to a minimum of 50% and a maximum of 150%) of base salary for 2002 and subsequent years (subject to annual review) and provided for the terms of payment of salary and benefits in the event of his death or disability, termination or a Change in Control.

Mr. Cloutier was also provided the right to participate in the Company’s pension plan or to receive an equivalent amount in the event the relevant plan is terminated, and a monthly housing allowance of $10,500, which increased by $500 per month on each subsequent January 1. In addition, the Company reimbursed Mr. Cloutier for the cost of one round-trip business class airline ticket between Bermuda and Dallas, Texas each month and provided certain additional benefits, which are provided to all employees generally.

Mr. Cloutier received a signing bonus of $250,000 when the replacement agreement was signed. In addition, Mr. Cloutier was entitled to a bonus, payable as of the earliest of (i) April 15, 2005, (ii) a Change of Control, (iii) Mr. Cloutier’s termination without Cause or (iv) Mr. Cloutier’s termination of employment for Good Reason. This bonus of $1,700,000 was paid on April 15, 2005. The final amount of the bonus was determined at the sole discretion of the Compensation Committee in accordance with the provisions of the Overseas Partners Ltd. Retention and Incentive Award Plan.

The scheduled termination date for this agreement was April 14, 2005. By mutual consent it was determined that Mr. Cloutier’s employment would not be extended beyond the termination date. In accordance with the terms of his Employment Agreement Mr. Cloutier’s received, in addition to accrued salary and benefits, a severance benefit equal to: 1) two times his i) annual base salary and ii) target annual incentive amount, 2) the pro rata target annual incentive amount for the year of termination, and 3) two times the monthly housing allowance and 4) the expense cost (up to $30,000) of relocating from Bermuda, provided such relocation occurs within six months following termination. Mr. Cloutier was also entitled to exercise a put option (within 45 days), requesting that OPL purchase his shares at current book value.

Ms. Davidson Leader, Mr. McBeath and Ms. Komposch each entered into Statements of Employment in accordance with the Company’s customary practice for all employees (with the exceptions of Mr. Bridges and Mr. Cloutier who are discussed above). Such Statements of Employment provide for the following: (i) an annual base salary (subject to annual review); (ii) a housing allowance; (iii) a target annual incentive at 50% of base salary (subject to a minimum of 25% and a maximum of 75% of base salary); (iv) the right to participate in the Company’s pension plan; and (v) certain additional benefits which are provided to all employees generally. The actual compensation packages for the three individuals are detailed under the tables and descriptive paragraphs of this section entitled “Executive Compensation”.

Each of the three individuals was entitled to receive a retention and incentive award for the period from April 1, 2002 through March 31, 2005. Ms. Davidson Leader, Mr. McBeath and Ms. Komposch were paid $465,221, $462,062 and $332,699, respectively, on March 31, 2005. The final amounts of the retention and incentive awards were determined at the sole discretion of the Compensation Committee in accordance with the provisions of the Overseas Partners Ltd. Retention and Incentive Award Plan. If the executive’s employment is terminated without Cause or by the executive with Good Reason, the executive is entitled to receive, in addition to accrued salary and benefits, a severance benefit equal to nine months of base salary and housing allowance, a pro-rata target annual incentive amount for the year of termination and medical benefits for up to nine months after termination which shall cease if the executive obtains full-time employment. All executives will also be entitled to exercise a put option (within 45 days), requesting that OPL purchase their shares at current book value.

Ms. Komposch’s employment terminated on March 31, 2005 and Mr. McBeath’s employment terminated on May 27, 2005, whereas Ms. Davidson Leader’s employment has been extended until March 31, 2006 on substantially equivalent terms to those outlined above.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) has provided the following report on Executive Compensation:

Philosophy and Composition of Committee

The Committee is comprised entirely of the following non-management directors: Messrs. Rance (Chairman), Clanin and Davis. The Committee has responsibility for determining the compensation of the Board and the Chief Executive Officer (“CEO”) and for approving the compensation of the other officers of OPL and its subsidiaries upon the recommendation of the CEO.

The objectives of the Committee are to (i) achieve fair compensation for the individuals; (ii) enhance shareowner value by attracting and retaining qualified executives who are creative, motivated and dedicated; and (iii) align the financial rewards of management with those of the Company’s shareowners.

Establishment of Executive Compensation Program and Procedures

The executive compensation program reflects the February 13, 2002 announcement to put OPL’s operations into runoff.

The Company’s current compensation program reflects the fact that the reinsurance industry is very competitive, high risk and complex. Successful companies differentiate themselves from their competitors by the talent deployed to meet their customer needs. These factors continue to be true for a company in runoff, although the required skill sets tend to be more claims and finance related rather than underwriting and marketing. The current compensation program also reflects the unique circumstances that relate to the attraction and retention of superior executives in Bermuda.

The Committee had previously utilized the services of an independent compensation consultant to assist in the development of the compensation philosophy and to make recommendations regarding OPL’s executive compensation program. While the compensation philosophy for base pay, housing allowances and annual incentive awards has remained the same, the long-term incentive compensation component was modified in 2002 to reflect the additional challenges of retaining adequate resources for the initial period of the runoff. In particular the Company adopted the Overseas Partners Ltd. Retention and Incentive Award Plan, to replace the awarding of annual stock option and restricted stock grants.

As an overall evaluation tool in determining levels of compensation and compensation opportunity (e.g., base salary, annual incentive targets and retention and incentive award levels), for the Company’s executive officers, the Committee reviews the compensation policies and levels of pay opportunity of other reinsurance and insurance companies based in Bermuda. The Committee also reviews published reinsurance and insurance industry compensation surveys, both for Bermuda and U.S. companies, as they are applicable to officers and other employees. Although the Committee has not defined or established a specific comparison group of reinsurance companies for determination of compensation, those listed in the salary surveys that share one or more common traits with OPL, such as asset size, geographic location, and similar lines of business, are given more weight.

The Company generally targets the median to second quartile of comparable companies in establishing cash-based compensation and long-term incentives.

Components of the Named Executive Officer Compensation for 2004

For 2004, the executive compensation program for the Named Executive Officers consisted of the following components:

Base salary:    The Named Executive Officers’ base salaries and performance are reviewed annually. The base salaries are primarily determined by evaluating the individual officers’ level of responsibilities for their position, the strategic importance of their position, their position relative to other positions within OPL, and by comparing salaries detailed in the salary surveys for Bermuda-based executives with similar experience and responsibilities outside of OPL. Consideration is also given to the views of the CEO regarding how the Named Executive Officer has performed during prior years. The Committee does not place specific weight on any of the above-listed factors.

Housing allowance:    Allowances for executives are intended to subsidize the executive officers’ rental costs given the high cost of living in Bermuda. Such allowances are determined at the sole discretion of the Committee based on their assessment of prevailing market rates.

Annual incentive compensation:    Each Named Executive Officer has a target and a maximum bonus available based upon a percentage of his/her base salary. Actual incentive awards are payable in cash based on the achievement of both individual and corporate financial and strategic goals. Individual goals, both qualitative and quantitative, are established annually for each officer and differ depending upon each officer’s job responsibilities.

The annual incentive awards approved by the Committee and paid in 2004 relate to 2003 performance. In assessing individual performance, the Committee considered a number of achievements in relation to, among other things, (i) the preservation of capital through effective risk management initiatives including the early settlement of reinsurance liabilities and the disposal of illiquid investments and the collection of reinsurance balances recoverable; (ii) the creation of shareowner value through investment income, the settlement of accrued losses and loss expenses at an amount less than carried reserves and control over internal runoff costs; (iii) timely release of capital for distribution to shareowners. The Committee also considered the Company’s overall financial performance.

Long-term incentive compensation:    In 2002 the Company adopted the Overseas Partners Ltd. Retention and Incentive Award Plan to incent all remaining Bermuda executives and employees to remain with the Company for an extended period and to achieve certain objectives that are aligned with the interest of our shareowners. The amount of award paid to the Named Executive Officers was at the discretion of the Compensation Committee taking into account the financial performance of the Company through to March 31, 2005.

Determination of the CEO’s Compensation for 2004

Mark R. Bridges has served as the CEO from April 15, 2002 to the present. Mr. Bridges’ compensation package is detailed under the tables and descriptive paragraphs of this section entitled “Executive Compensation and Other Information.”

In evaluating the CEO’s performance, the Committee reviews the financial performance of the Company and other performance assessment areas uniquely determined for the CEO, as determined by the Committee.

Base salary:    Mr. Bridges’ annual base salary for 2004 of $395,833 was determined by the Committee after an assessment of competitive salary levels for CEO’s of similar-sized reinsurance companies, the scope and nature of runoff activities relative to ongoing reinsurance companies and his overall prior performance with the Company.

Housing allowance:    Mr. Bridges’ housing allowance was increased to $13,500 per month to reflect competitive market rates in Bermuda for similar positions.

Annual incentive compensation:    The annual incentive for Mr. Bridges paid in 2004 and earned for 2003 performance, was determined at the discretion of the Committee. The Committee considered both the performance of the Company and Mr. Bridges’ individual performance. The individual performance weighting reflected, amongst other things, (i) preservation of capital through effective risk management initiatives; (ii) accelerated settlement of reinsurance liabilities; (iii) disposal of real estate assets and remaining debt; (iv) control over operating overhead; and (v) release of capital for distribution.

Long-term incentive compensation:    No awards for long-term incentive compensation were provided during 2004 as a result of OPL’s status as a Company in runoff. Mr. Bridges participated in the Company’s Retention and Incentive Award Plan in 2005. The amount of award paid was at the discretion of the Committee taking into account the financial performance of the Company through to March 31, 2005.

The Company is not subject to Section 162(m) of the Internal Revenue Service Code.

The foregoing report has been respectfully furnished by the members of the Committee, being:

Cyril E. Rance, Chairman

Robert J. Clanin

D. Scott Davis

Report of the Audit Committee

The Audit Committee (the “Committee”) is composed of three directors and operates under a written charter adopted by the Board of Directors. For 2004, the members of the Committee were Messrs. Pyne (Chairman), Clanin and Rance. The Committee appoints the Company’s independent auditors, subject to shareowner ratification.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee met and held discussions with management and the independent auditors during 2004. Management represented to the Committee that the Company’s consolidated audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.

Based upon the review of the consolidated audited financial statements and the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The Audit Committee

Joseph M. Pyne, Chairman

Robert J. Clanin

Cyril E. Rance

Performance Graph

The following graph shows a five year comparison of cumulative total shareowner returns for OPL, the Standard & Poor’s 500 Index (the “S&P 500”) and the Standard & Poor’s Multi-Line Insurance Companies Index (the “S&P Insurance”). The comparison of the cumulative total returns on investment (change in annual stock price plus reinvested dividends) for each of the annual periods assumes that $100 was invested on December 31, 1999 in each of OPL’s Common Stock, the S&P 500 and the S&P Insurance.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
OPL	84.65	75.69	56.79	54.29	58.34
S&P 500	90.97	80.19	62.57	80.32	88.94
S&P Insurance	134.58	117.88	93.63	113.12	121.30

OPL Common Stock is not listed on a securities exchange or traded in the over-the-counter market. When OPL commenced business in 1984, the book value method was used to set the price of shares. As OPL’s business grew, the Board determined that it was important to focus on the long-term value of the Company in setting the price of its stock. In August of 1999, the shareowners of OPL voted to amend Bye-law 40(13) to replace the book value method with the fair value method. The fair value method enabled the Board to consider future earnings and prospects and the value of the business as a going concern when determining share price.

Between August 10, 2000 and August 8, 2001 the Company repurchased shares of Common Stock at the fair value of $17.00 per share. With the exception of shares purchased from employees, who had exercised put-options to sell their shares upon termination of their employment with the Company, the Company has not repurchased shares of our Common Stock since August 8, 2001. The fair value per share as determined by our board of directors since that date was as follows:

August 9, 2001 to February 12, 2002	$14.50
February 13, 2002 to August 6, 2002	$11.07
August 7, 2002 to February 25, 2003	$10.88
February 26, 2003 to August 6, 2003	$10.16

On August 6, 2003 the shareowners of OPL voted to amend Bye-law 40(13) to replace the fair value method with the book value method such that the price paid for repurchases of our Common Stock, if any, corresponds to the net book value per share as determined from the Company’s most recent balance sheet as filed with the Securities and Exchange Commission. With the Board’s decision in February 2002 to restructure OPL and cause its operations to begin an orderly runoff, the Company is no longer writing new reinsurance business and has no plans to expand its business in the future. Book value measures the historic value of a business and is closely tied to accounting rules and time periods. Book value also reflects the effect of any dividends or other distributions made. During 2003 OPL declared total distributions of $4.50 per share and during 2004 OPL declared a distribution of $2.00 per share. We believe that book value is a more appropriate way of determining the price of our Common Stock now that the Company is in runoff. The net book value per share at each quarter-end, as reported in the Company’s quarterly filings with the Securities and Exchange Commission was as follows:

June 30, 2003	$8.49
September 30, 2003	$8.37
December 31, 2003	$5.90
March 31, 2004	$6.06
June 30, 2004	$6.05
September 30, 2004	$4.21
December 31, 2004	$4.34

VOTING REQUIREMENTS

OPL’s Bye-laws require that at any Annual General Meeting of Shareowners, two shareowners present in person and representing in person or by proxy in excess of 50% of the outstanding voting shares of Common Stock will constitute a quorum for the Meeting. The Bye-laws further provide that most questions brought before the Annual General Meeting will be decided by a simple majority of the votes cast, unless otherwise provided by specific Bye-laws or by The Companies Act of 1981 of Bermuda.

The election of directors and the appointment of auditors will be decided by a simple majority of 50% plus one of the votes cast. An abstention will have no effect on the outcome of the voting in respect of the election of directors and appointment of auditors.

SHAREOWNER PROPOSALS AND COMMUNICATIONS WITH THE BOARD

Shareowners wishing to communicate with the Board of Directors or an individual Board member concerning the Company may do so by writing to the Board or to the particular Board Member and mailing the correspondence to: Attention: Senior Vice President, Shareholder Relations, Overseas Partners Ltd, Cumberland House, P.O. Box 1581, 1 Victoria Street, Hamilton, Bermuda, HM GX. These communications will be forwarded to the director or directors to whom they are addressed.

Notice of a proposal which a shareowner wishes to raise at the 2006 Meeting but does not wish to have included in OPL’s proxy materials for that meeting must be received by the Secretary of the Company not more than 60 days and not less than 30 days in advance of the 2006 Meeting in order to be considered timely under the Company’s Bye-laws. However, in the event that the Company gives shareowners less than 40 days’ notice of the date of the 2006 Annual General Meeting, notice of a proposal by a shareowner, to be timely, must be received not later than the close of business on the tenth day following the date that notice of the 2006 Meeting was mailed or public disclosure was made, whichever first occurs.

ANNUAL REPORT ON FORM 10-K

A copy of OPL’s 2004 Annual Report on Form 10-K, including financial statements and schedules, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request. The Company hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to shareowners, or proxy statement, as applicable, to a shareowner at a shared address to which a single copy of the document was delivered.

Requests should be addressed to:

Secretary, Overseas Partners Ltd., Cumberland House, One Victoria Street, Hamilton HM GX, Bermuda.

Letter of Instruction to Execute Proxy for Annual General Meeting of Shareowners – August 8, 2005

OVERSEAS PARTNERS LTD.

This Letter of Instruction is Solicited on Behalf of the Board of Directors

Attn: MR. THOMAS A. O’CONNELL, Vice President

WACHOVIA BANK N.A.

Corporate Trust Department

P.O. Box 41784

Philadelphia, PA 19101-1784

Dear Sir:

In connection with the annual general meeting of shareowners of OVERSEAS PARTNERS LTD. (the “Company”) to be held at the Fairmont Hamilton Princess Hotel in Hamilton, Bermuda on August 8, 2005 at 9:00 A.M. and at any or all adjournments thereof, you are hereby instructed and directed to deliver a proxy to D. Scott Davis, Robert J. Clanin and Joseph M. Pyne, or any of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding in custody for the undersigned as of May 31, 2005.

1. ELECTION OF DIRECTORS    Nominees:  Mark R. Bridges, Mark B. Cloutier, Robert J.Clanin, D. Scott Davis, Joseph M. Pyne, Cyril E. Rance

FOR ALL NOMINEES ☐      AGAINST ALL NOMINEES ☐      ABSTAIN ☐      FOR ALL NOMINEES EXCEPT THOSE LISTED BELOW ☐

(To vote against any individual nominee, write that nominee’s name(s)):

_________________________________________________________________________________________________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE as auditors of the Company for the year ended December 31, 2005:

FOR ☐            AGAINST ☐            ABSTAIN ☐

3. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

The shares of the Company to which this Letter of Instruction relates shall be voted in the manner directed herein by the undersigned when this Letter has been properly executed. If no direction is made, such shares will be voted FOR proposals 1 and 2.

Dated this            day of                                        , 2005.

SIGNATURE (sign exactly as name appears hereon)

SIGNATURE OF CO-OWNER, IF ANY

For joint account, all co-owners must sign. Executors, administrators, trustees,

etc. should so indicate when signing.

The Board recommends a vote “FOR” all nominees in Proposal 1 and and “FOR” Proposal 2.

  <          FOLD AND DETACH HERE          <

OVERSEAS PARTNERS LTD.

This Proxy is Solicited on Behalf of the Board of Directors

Proxy for Annual General Meeting of Shareowners — August 8, 2005

The undersigned hereby appoints D. Scott Davis, Robert J. Clanin and Joseph M. Pyne, or any of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock standing in the name of the undersigned as of May 31, 2005 at the Annual General Meeting of Shareowners of OVERSEAS PARTNERS LTD. (“OPL” or the “Company”), to be held at the Fairmont Hamilton Princess Hotel in Hamilton, Bermuda on August 8, 2005 at 9:00 A.M., and at any or all adjournments thereof. The undersigned hereby instructs and authorizes said attorneys to vote:

1.  ELECTION OF DIRECTORS             Nominees:  Mark R. Bridges, Mark B. Cloutier, Robert J. Clanin, D. Scott Davis, Joseph M. Pyne, Cyril E. Rance

FOR ALL NOMINEES  ☐         AGAINST ALL NOMINEES  ☐         ABSTAIN  ☐

FOR ALL NOMINEES EXCEPT THOSE LISTED BELOW  ☐

(To vote against any individual nominee, write that nominee’s name(s)):

___________________________________________________________________________________________________________________________

2.  RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE as auditors of the Company for the year ended December 31, 2005:

      FOR ☐              AGAINST ☐             ABSTAIN ☐

3.  In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this proxy will be voted FOR the Election of Directors and FOR Proposal 2.

Dated this              day of                                                   , 2005.

__________________________________________________

SIGNATURE (sign exactly as name appears hereon)

__________________________________________________

SIGNATURE OF CO-OWNER IF ANY

For joint accounts, all co-owners must sign. Executors, administrators, trustees, etc. should so indicate when signing.

The Board recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.